Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement on Form S-11 of Chatham Lodging Trust of our report dated October 26 , 2010 relating to the financial statements of the Moody National Three Property Portfolio which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 1, 2011